EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the  incorporation  by  reference  in the  following  Registration
Statements: (i) Form S-8 (No. 333-40151) pertaining to the Fourth Amended and Restated 1989 Stock Option Plan of Silgan Holdings Inc., (ii) Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-30881) on Form S-3 and related Prospectus pertaining to the 9% Senior Subordinated Debentures due 2009 of Silgan Holdings Inc., and (iii) Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-9979) on Form S-3 and related Prospectus pertaining to the 13-1/4% Subordinated Debentures due 2006 of Silgan Holdings Inc. of our report dated January 28, 2000 with respect to the consolidated financial statements and schedules of Silgan Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                  /S/ ERNST & YOUNG LLP


Stamford, Connecticut
March 8, 2000